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                                                                    EXHIBIT 10.1


                      DEFERRED COMPENSATION TRUST AGREEMENT

This Deferred Compensation Trust Agreement (the "Trust Agreement") is made this _____ day of _________________, 2001, by and between Wolverine Tube, Inc. and each of its affiliates listed on Attachment A ("the Company") and AmSouth Bank ("the Trustee").

                                    RECITALS

(a) WHEREAS, the Company is a party to certain deferred compensation agreements and plans (the "Arrangements") as listed in Attachment B;

(b) WHEREAS, the Company has incurred or expects to incur liability under the terms of such Arrangements with respect to the individuals participating in such Arrangements (the "Participants and Beneficiaries");

(c) WHEREAS, the Company hereby establishes a Trust (the "Trust") and shall contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid as specified in the Arrangements and in this Trust Agreement;

(d) WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Arrangements as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

(e) WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds (the "Fund") to assist it in satisfying its liabilities under the Arrangements.

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

SECTION 1.         ESTABLISHMENT OF THE TRUST

(a) The Trust is intended to be a Grantor Trust, of which the Company is the Grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

(b) The Company shall be considered a Grantor for the purposes of the Trust.

(c) The Trust hereby established is revocable by the Company; it shall become irrevocable upon a Change of Control, as defined herein.

(d) The Company hereby deposits with the Trustee in the in the Trust $100.00, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.


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(e)      The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants and their Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Arrangements and this Trust Agreement shall be unsecured contractual rights of Participants and their Beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the general creditors of the Company under federal and state law in the event the Company is Insolvent, as defined in Section 3(a) herein.

(f) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property acceptable to the Trustee in the Trust to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Prior to a Change of Control, neither the Trustee nor any Participant or Beneficiary shall have any right to compel additional deposits.

(g) Upon a Change of Control, the Company shall, as soon as possible, but in no event longer than thirty (30) days following the occurrence of a Change of Control, as defined herein, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Plan Participant or Beneficiary the benefits to which Plan Participants or their Beneficiaries would be entitled pursuant to the Arrangements as of the date on which a Change of Control occurred.


SECTION 2.         PAYMENTS TO PARTICIPANTS AND THEIR BENEFICIARIES

(a) The Company shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan Participant (and his or her Beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Arrangements), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Plan Participants and their Beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Arrangements and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

(b) The entitlement of a Participant or his or her Beneficiaries to benefits under the Arrangements shall be determined by the Company or such party as it shall designate under the Arrangements, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Arrangements.


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(c)      The Company may make payment of benefits directly to Participants or their Beneficiaries as they become due under the terms of the Arrangements. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their Beneficiaries. In addition if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Arrangements, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

(d) A Participant may make application to the Trustee for an independent decision as to the amount of benefits due under the Arrangements in the event of a dispute between the Company and Participants. In making any determination required or permitted to be made by the Trustee under this Section, the Trustee shall, in each such case, reach its own independent determination, in its absolute and sole discretion, as to the Participant's or Beneficiary's entitlement to a payment of benefits hereunder. In making its determination, the Trustee may consult with and make such inquiries of such persons, including the Participant, the Company, legal counsel, actuaries or other experts, as the Trustee may reasonably deem necessary. Any reasonable costs incurred by the Trustee in arriving at its determination shall be reimbursed by the Company and, to the extent not paid by the Company within a reasonable time, shall be charged to the Trust. The Company waives any right to contest any amount paid over by the Trustee hereunder pursuant to a good faith determination made by the Trustee notwithstanding any claim by or on behalf of the Company (absent a manifest abuse of discretion by the Trustee) that such payments should not be made.

(e) The Trustee agrees that it will not itself institute any action at law or at equity, whether in the nature of an accounting, interpleading action, request for a declaratory judgment or otherwise, requesting a court or administrative or quasi-judicial body to make the determination required to be made by the Trustee under this Section 2 in the place and stead of the Trustee. The Trustee may institute an action to collect a contribution due the Trust following a Change of Control or in the event that the Trust should ever experience a short-fall in the amount of assets necessary to make payments pursuant to the terms of the Arrangements.

(f) Subsequent to a Change of Control, in the event any Participant or his Beneficiary is determined to be subject to federal, state or local income tax on any amount under any Arrangement prior to the time of actual payment of benefits thereunder (whether or not due to the establishment of or contributions to this Trust), the Trustee shall distribute a Gross-Up Payment as hereinafter defined as soon thereafter as practicable to such Participant or Beneficiary. An amount or benefit shall be determined to be subject to federal income tax upon the earliest of: (a) a final determination by the United States Internal Revenue Service addressed to the Participant or his Beneficiary which is not appealed to the courts; (b) a final determination by the United States Tax Court or any other federal court affirming any such determination by the Internal Revenue Service; or (c) an opinion by the Company's tax counsel, addressed to the Company and the Trustee, to the effect that by reason of Treasury Regulations, provisions of the Internal Revenue




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         Code, published Internal Revenue Service rulings, court decisions or other substantial precedent, such amount or benefit is subject to federal income tax prior to payment. The Company shall undertake at its sole expense to defend any tax claims described herein which the Internal Revenue Service asserts against any Participant or Beneficiary, and to pay all fees and costs related to such defense including attorney fees and cost of appeal, and shall have the sole authority to determine whether or not to appeal any determination that the Internal Revenue Service or a lower court makes. The Company also agrees to reimburse any Participant or Beneficiary for any interest or penalties in respect of tax claims hereunder upon receipt of documentation of same.

SECTION 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO THE TRUST BENEFICIARY WHEN THE COMPANY IS INSOLVENT

(a) The Trustee shall cease payment of benefits if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b) At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

         (1) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing that the Company is Insolvent. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits under the Arrangements or Gross-Up Payments.

         (2) Unless the Trustee has actual knowledge that the Company is Insolvent, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

         (3) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments of benefits under the Arrangements or Gross-Up Payments and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their Beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Arrangements or otherwise.

         (4) The Trustee shall resume the payment of benefits under the Arrangements in



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                  accordance with Section 2 and 3 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

(c) Provided that there are sufficient assets, if the Trustee discontinues the payments from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the benefits due under the Arrangements to Participants and Beneficiaries and Gross-Up Payments due to Participants or their Beneficiaries under the terms of the Arrangements for the period of such discontinuance, plus earnings on amounts not paid during the period of such discontinuance, less the aggregate amount of any such payments made by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

SECTION 4.         PAYMENTS WHEN A SHORT-FALL OF THE TRUST ASSETS OCCURS

(a) If there are not sufficient assets for the payments pursuant to Section 2 or Section 3(c) hereof and the Company does not otherwise make such payments within a reasonable time after demand from the Trustee, the Trustee shall make said payments from the Trust under Arrangements in a pro rata manner:

(b) Upon receipt of a contribution from the Company necessary to make up for a short-fall in the payments due, the Trustee shall resume payments under the Arrangements. Following a Change of Control, the Trustee shall have the right to compel a contribution to the Trust from the Company to make-up for any short-fall.

SECTION 5.         PAYMENTS TO THE COMPANY

Except as provided in Section 3 hereof, after the Trust has become irrevocable, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payments of benefits and/or of Gross-Up Payments have been made pursuant to the terms of the Arrangements and all fees and expenses of the Trust have been paid.

SECTION 6.         INVESTMENT AUTHORITY

(a) The Trustee shall not be liable in discharging its duties hereunder, including without limitation its duty to invest and reinvest the Fund, if it acts for the exclusive benefit of the Participants and their Beneficiaries, in good faith and as a prudent person would act in accomplishing a similar task and in accordance with the terms of this Trust Agreement and any applicable federal or state laws, rules or regulations.

(b) Subject to investment guidelines agreed to in writing from time to time by the Company and the Trustee prior to a Change of Control, the Trustee shall have the power in investing and reinvesting the Fund in its sole discretion:

         (1) To invest and reinvest in any readily marketable common and preferred stocks, bonds, notes, debentures (including convertible stocks and securities but not



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                  including any stock or security of the Trustee other than a de minimis amount held in a mutual fund), certificates of deposit or demand or time deposits (including any such deposits with the Trustee) and shares of investment companies and mutual funds, without being limited to the classes or property in which the Trustees are authorized to invest by any law or any rule of court of any state and without regard to the proportion any such property may bear to the entire amount of the Fund. Without limitation, the Trustee may invest the Trust in any investment company (including any investment company or companies for which AmSouth Bank or an affiliated company acts as the investment advisor {"Special Investment Companies"}) or, any insurance contract or contracts issued by an insurance company or companies in each case as the Trustee may determine provided that the Trustee may in its sole discretion keep such portion of the Trust in cash or cash balances for such reasonable periods as may from time to time be deemed advisable pending investment or in order to meet contemplated payments of benefits;

         (2) To commingle for investment purposes, upon direction of the Company, all or any portion of the Fund with assets of any other similar trust or trusts established by the Company with the Trustee for the purpose of safeguarding deferred compensation or retirement income benefits of its employees and/or directors;

         (3)      To retain any property at any time received by the Trustee;

         (4) To sell or exchange any property held by it at public or private sale, for cash or on credit, to grant and exercise options for the purchase or exchange thereof, to exercise all conversion or subscription rights pertaining to any such property and to enter into any covenant or agreement to purchase any property in the future;

         (5) To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to property held by it and to consent to or oppose any such plan or any action thereunder or any contract, lease, mortgage, purchase, sale or other action by any person;

         (6) To deposit any property held by it with any protective, reorganization or similar committee, to delegate discretionary power thereto, and to pay part of the expenses and compensation thereof and any assessments levied with respect to any such property to deposited;

         (7)      To extend the time of payment of any obligation held by it;

         (8) To hold uninvested any moneys received by it, without liability for interest thereon, but only in anticipation of payments due for investments, reinvestments, expenses or disbursements;

         (9) To exercise all voting or other rights with respect to any property held by it and to grant proxies, discretionary or otherwise;



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         (10)     For the purposes of the Trust, to borrow money from others, to issue its promissory note or notes therefor, and to secure the repayment thereof by pledging any property held by it;

         (11) To employ suitable contractors and counsel, who may be counsel to the Company or to the Trustee, and to pay their reasonable expenses and compensation from the Fund to the extent not paid by the Company;

         (12) To register investments in its own name or in the name of a nominee; to hold any investment in bearer form; and to combine certificates representing securities with certificates of the same issue held by it in other fiduciary capacities or to deposit or to arrange for the deposit of such securities with any depository, even though, when so deposited, such securities may be held in the name of the nominee of such depository with other securities deposited therewith by other persons, or to deposit or to arrange for the deposit of any securities issued or guaranteed by the United States government, or any agency or instrumentality thereof, including securities evidenced by book entries rather than by certificates, with the United States Department of the Treasury or a Federal Reserve Bank, even though, when so deposited, such securities may not be held separate from securities deposited therein by other persons; provided, however, that no securities held in the Fund shall be deposited with the United States Department of the Treasury or a Federal Reserve Bank or other depository in the same account as any individual property of the Trustee, and provided, further, that the books and records of the Trustee shall at all times show that all such securities are part of the Trust Fund;

         (13) Subject to Section 2(d), to settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust, respectively, to commence or defend suits or legal proceedings to protect any interest of the Trust, and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal; provided, however, that the Trustee shall not be required to take any such action unless it shall have been indemnified by the Company to its reasonable satisfaction against liability or expenses it might incur therefrom;

         (14) Subject to Section 7, to hold and retain policies of life insurance, annuity contracts, and other property of any kind which policies are contributed to the Trust by the Company or any subsidiary of the Company or are purchased by the Trustee;

         (15) To hold any other class of assets which may be contributed by the Company and that is deemed reasonable by the Trustee, unless expressly prohibited herein; and

         (16) Generally, to do all acts, whether or not expressly authorized, that the Trustee may deem necessary or desirable for the protection of the Fund.

(c) The Trustee shall have the right, in its sole discretion, to delegate its investment



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         responsibility to an Investment Manager who may be an affiliate of the
         Trustee. In the event the Trustee shall exercise this right, the Trustee shall remain, at all times responsible for the acts of an Investment Manager. The Trustee shall have the right to purchase an insurance policy or an annuity to fund the benefits of the Arrangements.

(d) The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value and liquidity for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity. Following a Change of Control, such substitution of assets is subject to the acceptance of the Trustee.

SECTION 7.         INSURANCE CONTRACTS

(a) To the extent that the Trustee is directed by the Company prior to a Change of Control to invest part or all of the Trust Fund in insurance contracts, the type and amount thereof shall be specified by the Company. The Trustee shall be under no duty to make inquiry as to the propriety of the type or amount so specified.

(b) Each insurance contract issued shall provide that the Trustee shall be the owner thereof with the power to exercise all rights, privileges, options and elections granted by or permitted under such contract or under the rules of the insurer. The exercise by the Trustee of any incidents of ownership assigned or delegated to it under any contract shall, prior to a Change of Control, be subject to the direction of the Company. After a Change of Control, the Trustee shall have all such rights.

(c) The Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing by it against an insurance policy held in the Trust Fund.

(d) No insurer shall be deemed to be a party to the Trust and an insurer's obligations shall be measured and determined solely by the terms of contracts and other agreements executed by the insurer.

SECTION 8.         DISPOSITION OF INCOME

(a) Prior to a Change of Control, all income received by the Trust, net of expenses and taxes, may be returned to the Company at the written direction of the Company or accumulated and reinvested within the Trust.

(b) Following a Change of Control, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested within the Trust.



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SECTION 9.         ACCOUNTING BY THE TRUSTEE

The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee within forty-five (45) days following the close of each calendar year and within forty-five (45) days after the removal or resignation of the Trustee. The Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. The Company may approve such account by an instrument in writing delivered to the Trustee. In the absence of the Company's filing with the Trustee objections to any such account within ninety (90) days after its receipt, the Company shall be deemed to have so approved such account. In such case, or upon the written approval by the Company of any such account, the Trustee shall, to the extent permitted by law, be discharged from all liability to the Company for its acts or failures to act described by such account. The foregoing, however, shall not preclude the Trustee, any participant or beneficiary from having its accounting settled by a court of competent jurisdiction. The Trustee shall be entitled to hold and to commingle the assets of the Trust in one Fund for investment purposes but at the direction of the Company prior to a Change of Control, the Trustee shall create one or more sub-accounts.

SECTION 10.        RESPONSIBILITY OF THE TRUSTEE

(a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Arrangements or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute, subject, however to Section 2(d) hereof.

(b) The Company hereby indemnifies the Trustee against losses, liabilities, claims, costs and expenses in connection with the administration of the Trust, unless resulting from the negligence or willful misconduct of Trustee. To the extent the Company fails to make any payment on account of an indemnity provided in this paragraph 10(b), in a reasonably timely manner, the Trustee may obtain payment from the Trust. If the Trustee undertakes or defends any litigation arising in connection with this Trust or to protect a Participant's or Beneficiary's rights under the Arrangements, the Company agrees to indemnify the Trustee against the Trustee's costs, reasonable expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.



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(c)      Prior to a Change of Control, the Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder. Following a Change of Control, the Trustee may select independent legal counsel and may consult with counsel or other experts with respect to its duties and with respect to the rights of Participants or their Beneficiaries under the Arrangements.

(d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder and may rely on any determinations made by such agents and information provided to it by the Company.

(e) The Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided otherwise herein.

(f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

SECTION 11.        COMPENSATION AND EXPENSES OF THE TRUSTEE

The Trustee's compensation shall be as agreed in writing from time to time by the Company and the Trustee. The Company shall pay all administrative expenses and the Trustee's fees and shall promptly reimburse the Trustee for any fees and expenses of its agents. If not so paid within thirty days of being invoiced, the fees and expenses shall be paid from the Trust. To the extent such fees and expenses are charged against the Trust, the Company shall immediately deposit in the Trust an amount equal to the fees and expenses charged by the Trustee.

SECTION 12.        RESIGNATION AND REMOVAL OF THE TRUSTEE

(a) Prior to a Change of Control, the Trustee may resign at any time by written notice to the Company, which shall be effective sixty (60) days after receipt of such notice unless the Company and the Trustee agree otherwise. Following a Change of Control, the Trustee may resign only after the appointment of a successor Trustee.

(b) The Trustee may be removed by the Company on sixty days (60) days notice or upon shorter notice accepted by the Trustee prior to a Change of Control. Subsequent to a Change of Control, the Trustee may only be removed by the Company with the consent of a majority of the Participants.

(c) If the Trustee resigns within two years after a Change of Control, as defined herein, the Company or, if the Company fails to act within a reasonable period of time following such resignation, the Trustee shall apply at the expense of the Company to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions.



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

(d) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within sixty (60) days after receipt of acceptance of an appointment as trustee by a successor trustee, unless the Company extends the time limit.

(e) If the Trustee resigns or is removed, a successor shall be appointed by the Company, in accordance with Section 13 hereof, by the effective date of resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

SECTION 13.        APPOINTMENT OF SUCCESSOR

(a) If the Trustee resigns or is removed in accordance with Section 12 (a) or (b) hereof, the Company may appoint, subject to Section 12, another bank, not an affiliate of the Company or any other grantor, or any third party national banking association with a market capitalization exceeding $5 billion to replace the Trustee upon resignation or removal. The successor Trustee shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

(b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Section 8 and 9 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

SECTION 14.        AMENDMENT OR TERMINATION

(a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Arrangements or shall make the Trust revocable after it has become irrevocable in accordance with Section 1 (c) hereof.

(b) The Trust shall not terminate until the date on which Participants and their Beneficiaries have received all of the benefits due to them, or all required premiums have been paid to the Insurance Company, whichever occurs earlier, under the terms and conditions of the Arrangements and all fees and expenses of the Trust have been paid.

(c) Upon written approval of all remaining Participants or Beneficiaries entitled to payment of benefits, the Company may terminate this Trust prior to the time all benefit payments under the Arrangements have been made. All assets in the Trust at termination shall be returned to the Company after payment of all fees and expenses of the Trust.

(d) This Trust Agreement may not be amended or terminated by the Company for two (2) years following a Change of Control without the written consent of a majority of the Participants except, if in the opinion of counsel satisfactory to the Trustee, such amendment is necessary to maintain the tax status of this Trust, the deferred compensation status of the Arrangements, or the applicability of the Employee Retirement Income Security Act of 1974, as amended, to this Trust.

SECTION 15.        CHANGE OF CONTROL

(a)      For purposes of this Trust, Change of Control shall mean:

         (1) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is hereafter defined) of the Company immediately prior to such transaction;

         (2) The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

         (3) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") disclosing that (x) any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
                  Act) or securities representing 15% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock"), or (y) any person has, during any period, increased the number of shares of Voting Stock beneficially owned by such person by an amount equal to or greater than 5% of the outstanding shares of Voting Stock; provided, however, that transfers of shares of Voting Stock between a person and the affiliates or associates (as such terms are defined under Rule 12b-2 or any successor rule or regulation promulgated under the Exchange Act) of such person shall not be considered in determining any increase in the number of shares of Voting Stock beneficially owned by such person;

         (4) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or

                  Schedule 14A (or any successor schedule; form or report or item therein) that a change in control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

         (5) If, during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause (5) each Director who is first elected, or first nominated for election by the Company's stockholders, by a vote of at least two-thirds of the Directors of the Company (or a committee thereof) then still in office who were Directors of the Company at the beginning of any such period will be deemed to have been a Director of the company at the beginning of such period.

         Notwithstanding the foregoing provisions of Sections (3) or (4) unless otherwise determined in a specific case by majority vote of the Board, a "Change in Control" shall not be deemed to have occurred for purposes of Sections (3) or
(4) solely because (1) the Company, (2) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities (a "Subsidiary"), or (3) any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D,
Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing a beneficial ownership by it of shares of Voting Stock, whether in excess of 15% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership.

(b) The General Counsel of the Company shall have the specific authority to determine whether a Change of Control has transpired under the guidance of Section 15(a) and shall be required to give the Trustee notice of a Change of Control. The Trustee shall be entitled to rely upon such notice, but if the Trustee receives notice of a Change of Control from another source, the Trustee shall, in its sole and absolute discretion, make its own independent determination after notifying the General Counsel of the Company and allowing five business days for a response.

SECTION 16.        COMMUNICATIONS

(a) Communications to the Company shall be addressed to Wolverine Tube, Inc., 200 Clinton Avenue, Suite 1000, Huntsville, AL 35801, Attention:
         General Counsel; provided, however, that upon the Company's written request, such communications shall be sent to such other address as the Company may specify.

(b) Communications to the Trustee shall be addressed to AmSouth Bank, 1901 6th Avenue North; Birmingham, Alabama 35203, Attention: Retirement Services Group; provided, however, that upon the Trustee's written request, such communications shall be sent to such other address as the Trustee may specify.

(c) No communication shall be binding on the Trustee until it is received by the Trustee, no communication shall be binding on the Company until it is received by the Company, and no communication shall be binding on any participant or beneficiary until it is received by the participant or beneficiary.

(d) Any action of the Company pursuant to this Trust Agreement, including all orders, requests, directions, instructions, approvals and objections of the Company to the Trustee, shall be in writing, signed on behalf of the Company by any duly authorized officer of the Company. Any action by any Participant or Beneficiary shall be in writing. The Trustee may rely on, and will be fully protected with respect to any such action taken or omitted in reliance on, any information, order request, direction, instruction, approval, objection, and list delivered to the Trustee by the Company or, to the extent applicable under this Trust Agreement, by a participant or beneficiary.

SECTION 17.        MISCELLANEOUS

(a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b) The Company hereby represents and warrants that all of the Arrangements have been established, maintained and administered in accordance with all applicable laws, including without limitation, ERISA. The Company hereby indemnifies and agrees to hold the Trustee harmless from all liabilities, including attorney's fees, relating to or arising out of the establishment, maintenance and administration of the Arrangements. To the extent the Company does not pay any of such liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

(c) Benefits payable to Participants and their Beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(d) This Trust Agreement and the Trust established hereunder shall be governed by and construed, enforced, and administered in accordance with the laws of the State of Alabama, and the Trustee shall be liable to account only in the courts of the State of Alabama.

(e) This Trust Agreement shall be binding upon and inure to the benefit of the Company and the Trustee and their respective successors and assigns and the personal representatives of individuals.

(f) Each Participant or Beneficiary shall file with the Trustee such pertinent information concerning himself, and any other person as the Trustee shall specify, and the participant or beneficiary shall have no rights nor be entitled to any benefits under the Trust unless such information is filed by or with respect to him.

(g) In addition to any returns required by the Trustee by law, the Trustee shall prepare and file such tax reports and other returns as the Company and the Trustee may from time to time agree.

(h) Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger, reorganization or consolidation to which the Trustee may be a party, or any corporation to which all or substantially all the trust business of the Trustee may be transferred shall be the successor of the Trustee hereunder without the execution of filing of any instrument or the performance of any act.

(i) Titles to the Sections of this Trust Agreement are included for convenience only and shall not control the meaning or interpretation of any provision of this Trust Agreement.

(j) This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be the original although the others shall not be produced.

IN WITNESS WHEREOF, this Grantor Trust Agreement has been executed on behalf of the parties hereto on the day and year first above written.

                                       WOLVERINE TUBE, INC.

                                       By
                                          --------------------------------------
ATTEST:

                                       Its:
-----------------------------------        -------------------------------------
Secretary

       [Corporate Seal]

                                       AMSOUTH BANK

                                       By:
                                          --------------------------------------
ATTEST:

                                       Its:
-----------------------------------        -------------------------------------
Secretary

       [Corporate Seal]

                                  ATTACHMENT A

None

                        ATTACHMENT B (as revised in 2003)



1)       Change of Control Severance/Non-Compete Agreements with the following:

         a)       Dennis Horowitz

         b)       James Deason

         c)       Johann R. Manning

         d)       Keith Weil

         e)       Massoud Neshan

         f)       John Van Gerwen

         g)       Garry Johnson

         h)       Tom Morton

         i)       Harold Culbert

2)       Wolverine Tube, Inc. Supplemental Benefit Restoration Plan (1/1/94)

3)       Wolverine Tube, Inc. 2002 Supplemental Executive Retirement Plan